Exhibit 26(h)(xi)

Amendment No. 2 dated 5-1-2005 to Participation Agreement among Variable Insurance Products’ Funds, Fidelity Distributors Corporation and Peoples Benefit Life Insurance Company dated 12-1-2000

FIRST AMENDMENT TO AMENDED AND RESTATED
PARTICIPATION AGREEMENT

Peoples Benefit Life Insurance Company, Variable Insurance Products Funds (I, II, III) and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated December 1, 2000, by doing the following:

Schedule A and Schedule C of the Agreement are hereby deleted in their entirety and replaced with the Amended Schedule A and Schedule C attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Second Amendment be effective as of May 1, 2005.

PEOPLES BENEFIT LIFE INSURANCE COMPANY

By:           /s/ Priscilla I. Hechler
Name:           Priscilla I. Hechler
Title:           Assistant Vice President
and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUNDS (I, II, III)

By:           /s/ Christine Reynolds
Christine Reynolds
Treasurer – E.V.P.

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/ Bill Loehning
Bill Loehning
E.V.P.

Schedule A
Separate Accounts and Associated Contracts
(As of March 1, 2005)

Name of Separate Account and                                                                                     Policy Form Numbers of Contracts
Date Established by Board of Directors                                                                                     Funded by Separate Account

Peoples Benefit Life Insurance Company                                                                                                Advisor’s Edge Variable Annuity
Separate Account V (February 14, 1992)                                                                                                AV515
101 130
600

Advisor’s Edge Select Variable
Annuity
AV516
101 131
600

SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

AIM Variable Insurance Funds
Oppenheimer Variable Account Funds
Janus Aspen Series
AEGON/Transamerica Series Fund, Inc.
Alliance Capital Management L.P.
Credit Suisse Trust
DFA Investments Dimensions Group, Inc.
Dreyfus Variable Investment Fund
Dreyfus Investment Portfolios
Dreyfus Socially Responsible Growth Fund
Dreyfus Life and Annuity Index Fund
Federated Insurance Series
Gartmore Variable Insurance Trust
Seligman Portfolios, Inc.
Steinroe Variable Investment Trust
Wells Fargo Variable Trust
Wanger Advisors Trust